Exhibit 10.11

AMENDMENT NO 1 TO EMPLOYMENT AGREMENT

BETWEEN

DAVID OWENS MD

AND

NEXALIN TECHNOLOGY INC.

This Amendment No. 1 to Employment Agreement is made as of March _, 2022 by and between David Owens M.D. (“Executive”) and Nexalin Technology Inc. (the “Company”).

WHEREAS, Executive and the Company executed an Employment Agreement dated as of February 15, 2021 (“Prior Agreement”); and

WHEREAS, Executive and the Company desire to clarify and amend certain terms of the Prior Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereby agree to the following.

1. All terms on otherwise defined herein shall have the meaning ascribed to such terms in the Prior Agreement.

2. The parties agree that all amounts due and payable to Executive, for services performed in 2021 and for any other amounts which may have been due and payable through 2021, has been paid on March 10, 2021 by the issuance of Common Stock.

3. For the 2022 employment year, Executive shall not be entitled to compensation unless and until the Company completes its initial public offering under the Securities Act of 1933, as amended. For purposes of determining the number of shares of Common Stock issuable to Executive, the value of such shares for the 2022 year shall equal the price of the Company’s Common Stock in its initial public offering. Further, assuming the Company has completed its initial public offering the shares payable and issuable to Executive shall be deemed earned and issued on December 23, 2022.

4. Commencing with January 1, 2023, for each subsequent year of services provided by Executive under the Prior Agreement, as amended by this Amendment, the shares payable and issuable to Executive for each year of service shall be deemed earned and issuable on December 23rd of each calendar year.

5. All other terms and conditions of the Prior Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

NEXALIN TECHNOLOGY INC.

By:	/s/ Mark White
Name:	Mark White
Title:	Chief Executive Officer

/s/ DAVID OWENS, MD
DAVID OWENS, MD